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                                                                    Exhibit 99.2


                                                                  EXECUTION COPY

                             STOCKHOLDERS AGREEMENT

                          DATED ________________, 2006

                                      AMONG

                        FIDELITY SEDGWICK HOLDINGS, INC.,

                          FIDELITY SEDGWICK CORPORATION

                                       AND

                            THE OTHER PARTIES HERETO

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                                TABLE OF CONTENTS

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                                                                                                        PAGE
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
ARTICLE I      REPRESENTATIONS AND WARRANTIES OF THE PARTIES.......................................       1

        1.1  Representations and Warranties of the Company.  ......................................       1

        1.2  Representations and Warranties of FSC.  FSC...........................................       2

        1.3  Representations and Warranties of the Stockholders....................................       2

ARTICLE II     VOTING AGREEMENTS AND COVENANTS.....................................................       3

        2.1  Election of Directors; Committees.....................................................       3

        2.2  Voting Required for Action............................................................       6

        2.3  2006 Stock Incentive Plan.............................................................       8

ARTICLE III    TRANSFERS OF SHARES.................................................................       9

        3.1  Restrictions on Transfer of Shares....................................................       9

        3.2  Right of First Refusal; Tag-Along Rights..............................................      10

        3.4  Transfers in Violation of Agreement...................................................      15

ARTICLE IV     TAKE-ALONG RIGHT....................................................................      15

        4.1  Right of First Offer..................................................................      15

        4.2  Take-Along Right......................................................................      15

ARTICLE V      PRE-EMPTIVE RIGHTS..................................................................      17

        5.1  Issuance of New Shares................................................................      17

ARTICLE VI     BOARD OBSERVERS AND ACCESS..........................................................      18

        6.1  Board Representation and Access.......................................................      18

        6.2  Information Rights....................................................................      20

        6.3  Confidentiality.......................................................................      20

ARTICLE VII    AMENDMENT AND TERMINATION...........................................................      21

        7.1  Amendment and Waiver..................................................................      21

        7.2  Termination of Agreement..............................................................      21

        7.3  Termination as to a Party.............................................................      21

ARTICLE VIII   MISCELLANEOUS.......................................................................      21

        8.1  Certain Defined Terms.................................................................      21

        8.2  Legends...............................................................................      27

        8.3  Severability..........................................................................      27

        8.4  Entire Agreement......................................................................      28
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
 8.5  Successors and Assigns................................................................      28

 8.6  Counterparts..........................................................................      28

 8.7  Remedies..............................................................................      28

 8.8  Notices...............................................................................      28

 8.9  Governing Law.........................................................................      31

8.10  Descriptive Headings..................................................................      31

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                             STOCKHOLDERS AGREEMENT

      THIS STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of ______________, 2006 by and among (i) Fidelity Sedgwick Holdings, Inc., a Delaware corporation (the "Company"), (ii) Fidelity Sedgwick Corporation, a Delaware corporation ("FSC"), (iii) THL Equity Fund V Bridge Corp., THL Parallel Fund V Bridge Corp., THL Cayman Fund V Bridge Corp., Thomas H. Lee Investors Limited Partnership, Putnam Investment Holdings, LLC, Putnam Investments Employees' Securities Company I, LLC, and Putnam Investments Employees' Securities Company II, LLC (collectively, "THL"), (iv) Evercore Capital Partners II L.P. and Evercore Co-Investment Partnership II L.P. (collectively, "Evercore"), and (v) Fidelity National Financial, Inc. ("FNF"). THL and Evercore are each referred to herein as a "Sponsor," and collectively, the "Sponsors." The Sponsors, FNF, each other Person who (a) purchases Common Stock or Preferred Stock on the date hereof or (b) hereafter (i) exercises options to purchase Common Stock, or (ii) purchases restricted Common Stock, pursuant to the Company's 2006 Stock Incentive Plan (the "SIP") and becomes a party hereto (each, a "Management Holder"), and each other Person that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the "Stockholders" and individually as a "Stockholder." Certain capitalized terms used herein are defined in Section 8.1.

            The parties hereto agree as follows:

                                   ARTICLE I
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

            1.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder that as of the date of this
Agreement:

            (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

            (b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company enforceable against it in accordance with its terms; and

            (c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both,
(i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

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            1.2 Representations and Warranties of FSC. FSC hereby represents and warrants to each Stockholder that as of the date of this Agreement:

            (a) FSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

            (b) this Agreement has been duly and validly executed and delivered by FSC and constitutes a legal and binding obligation of FSC enforceable against it in accordance with its terms; and

            (c) the execution, delivery and performance by FSC of this Agreement and the consummation by FSC of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which FSC is subject, (ii) violate any order, judgment or decree applicable to FSC or (iii) conflict with, or result in a breach or default under, any term or condition of FSC's organizational documents or any agreement or instrument to which FSC is a party or by which it is bound.

            1.3 Representations and Warranties of the Stockholders. Each Stockholder (as to himself or itself only) represents and warrants to the Company and FSC that, as of the time such Stockholder becomes a party to this
Agreement:

            (a) if not an individual, it is a corporation duly organized, validly existing and in good standing under the laws of the state of its state of incorporation, or it is a limited partnership or a limited liability company duly formed, validly existing, and in good standing under the Laws of the state of its state of formation, as the case may be, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action.

            (b) this Agreement (or the separate joinder agreement executed by such Stockholder) has been duly and validly executed and delivered by such Stockholder, and this Agreement constitutes a legal and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms; and

            (c) the execution, delivery and performance by such Stockholder of this Agreement (or any joinder to this Agreement, if applicable) and the consummation by such Stockholder of the transactions contemplated hereby (and thereby, if applicable) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Stockholder is subject, (ii) violate any order, judgment or decree applicable to such Stockholder or (iii) conflict with, or result in a breach or default under, any

                                       2

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term or condition of any agreement or other instrument to which such Stockholder is a party or by which such Stockholder is bound.

                                   ARTICLE II
                         VOTING AGREEMENTS AND COVENANTS

            2.1 Election of Directors; Committees.

            (a) Each Person, other than the Company and FSC, that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all Common Shares over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable actions within such Person's control, and the Company will take all necessary or desirable actions within its control, to cause the authorized number of directors to be established at up to seven (7) directors (subject to increase as permitted under Section 2.1(b) or 2.2(a)(xi)), and to elect or appoint or cause to be elected or appointed to the board of directors of the Company (the "Board") and cause to be continued in office, the following individuals, in each case subject to the provisions of subparagraphs (b) and (c) below:

            (i) one (1) director designated by Thomas H. Lee Equity Fund V, L.P. and one (1) director designated by Thomas H. Lee Parallel Fund V, L.P. (collectively, the "THL Directors"), who shall initially be Thomas M. Hagerty and Scott Jaeckel and who shall be such directors so long as they are principals of THL (or equivalent or higher ranking employees of THL), provided that any directors replacing the initial THL Directors shall always be individuals who are principals of THL (or equivalent or higher ranking employees of THL);

            (ii) one (1) director designated by Evercore Capital Partners II L.P. (the "Evercore Director"), who shall initially be Austin
                  M. Beutner and who shall be a director so long as he is a principal of Evercore (or equivalent or higher ranking employee of Evercore), provided that any director replacing the initial Evercore Director shall always be an individual who is a principal of Evercore (or equivalent or higher ranking employee of Evercore);

            (iii) two (2) directors designated by FNF (the "FNF Directors"), who shall initially be William P. Foley, II and Brent Bickett; and

            (iv) two (2) directors from the senior management of the Company and its subsidiaries (the "Management Directors"), who shall initially be David North and James Wierterlak, with any successor to be reasonably acceptable to the directors designated by each of FNF and THL.

            (b) Notwithstanding the designation rights above, for so long as the Sponsors collectively own at least 50% of the outstanding shares of Common Stock held by the Sponsors and FNF, the Sponsors shall have the right to designate 50% of the number of directors of the Board, and upon exercise of such right by the Sponsors, the Company and the other Stockholders

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shall take all reasonable actions required to effect such rights, including by increasing or decreasing the number of directors comprising the Board and removing or electing new directors to the Board; provided, that subject to subsection (c) hereof, there shall at all times be at least two directors designated by FNF, neither of which may be removed pursuant to this subsection
(b). Any new directors designated pursuant to the previous sentence shall be as mutually agreed by the Sponsors.

            (c) If at any time THL or FNF ceases to own at least 33% of the Common Shares held by it as of the date hereof (subject to adjustment for stock splits, combinations and similar events), the number of directors THL or FNF, as the case may be, is entitled to designate shall be decreased by one. Additionally, if at any time THL or FNF ceases to own at least 20% of the Common Shares held by it as of the date hereof, or Evercore ceases to own at least 40% of the Common Shares held by it as of the date hereof (subject to adjustment for stock splits, combinations and similar events), the number of directors THL or FNF or Evercore, as the case may be, is entitled to designate shall be zero from and after such time.

            (d) The chairman of the Board (the "Chairman") shall be elected and all other actions taken by the Board shall be approved by a majority vote of the Board; provided, however, that William P. Foley, II shall be the initial Chairman until the third anniversary of this Agreement (subject to his earlier resignation or removal in accordance with by-laws of the Company or this Agreement).

            (e) The Board shall hold no less than one (1) meeting per fiscal quarter. At each meeting of the Board (or committee thereof) at which a quorum is present, each director shall be entitled to one vote on each matter to be voted on at such meeting. A majority of the directors on the Board shall constitute a quorum.

            (f) Any director serving on the Board can be removed without cause by the Stockholder entitled to designate such director to serve on the Board hereunder. If at any time any director ceases to serve on the Board (whether due to resignation, removal or otherwise), the Stockholders shall elect a successor to fill the vacancy created thereby on the terms and subject to the conditions of paragraphs (a), (b) and (c) above. Each Person that is a party hereto agrees to vote, or cause to be voted, all Common Shares over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the removal of a director as provided in this Section 2.1(f) and the designated successor to be elected to fill such vacancy.

            (g) Nothing in this Agreement shall be construed to impair any rights that the stockholders of the Company may have to remove any director for cause under applicable law, the certificate of incorporation of the Company, or the by-laws of the Company, as the case may be. No such removal of an individual designated pursuant to this Section 2.1 for cause shall affect any of the Stockholders' rights to designate a different individual pursuant to this
Section 2.1 to fill the position from which such individual was removed.

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            (h) Each member of the Board shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending any Board meeting.

            (i) For so long as a Sponsor has any designees on the Board, the Company shall purchase, within a reasonable period following the date hereof, and maintain for such periods as the Board shall in good faith determine, at the Company's expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the date hereof is or was a director or officer of the Company or any Subsidiary, or is or was serving at the request of the Company or any Subsidiary as a director, officer, employee or agent of another limited company, corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, subject to customary exclusions. The provisions of this Section 2.1(i) shall survive any termination of this Agreement. The Company shall indemnify the directors in accordance with the Company's certificate of incorporation and each indemnification agreement entered into by the Company and such director.

            (j) There shall be established at all times during the term of this Agreement a Compensation Committee of the Board (the "Compensation Committee") which shall be comprised of THL Directors, Evercore Directors and FNF Directors equal to or in proportion to the number of designees in Section 2.1(a) and (c) above (before taking into account any Management Directors) or as otherwise agreed to by THL, Evercore and FNF. The Compensation Committee will (i) determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits) and (ii) subject to Section 2.2(a)(ii) hereof, approve the grants of any options or awards (after consultation with the Chief Executive Officer of the Company) under, or amendments to or replacement of, the SIP and the repurchases of any stock under the terms of the SIP; provided that no member of the Compensation Committee may vote on his own compensation or option or award grant. Notwithstanding the foregoing, the initial members of the Compensation Committee shall be William P. Foley, II, Thomas M. Hagerty and Austin M. Beutner.

            (k) There shall be established at all times during the term of this Agreement an Audit Committee of the Board (the "Audit Committee") comprised of THL Directors, Evercore Directors and FNF Directors equal to or in proportion to the number of designees in Section 2.1(a) and (c) above (before taking into account any Management Directors). The Audit Committee shall determine the Company's audit policies, review audit reports and recommendations made by the Company's internal audit staff and its independent auditors, meet with the Company's independent auditors, oversee the independent auditors, and recommend the Company's engagement of independent auditors.

            (l) All other committees that may be established by the Board from time to time shall be comprised of THL Directors, Evercore Directors and FNF Directors equal to or in proportion to the number of designees in Section 2.1(a) and (c) above (before taking into account any Management Directors).

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            (m) The Company and FSC shall take all actions necessary to make the board of directors (and any committees thereof) of FSC and SCMS consist of the same number of directors (or committee members) and members as the Board. The Company and FSC shall take all actions necessary to make the board of directors (and any committees thereof) of all other Subsidiaries of the Company consist of such persons as the Board shall direct.

            (n) Any transactions between the Company and Affiliates of the Company (including Affiliates of the Stockholders) (other than Exempted Arrangements and other agreements executed on the date hereof) shall require the approval of a majority of the directors that are disinterested with respect to such transactions.

            2.2 Voting Required for Action.

            (a) Until the earliest to occur of (i) the fifth anniversary of the date hereof, (ii) the first Public Offering and (iii) a Sale of the Company, the following actions by the Company or any of its Subsidiaries shall require the approval of (X) the holders of at least a majority of the Common Shares then held by FNF and its Permitted Transferees, and (Y) the holders of at least a majority of the Common Shares then held by THL and its Permitted Transferees (together, the "Major Holders"):

            (i) the approval of the annual operating budget and capital expenditure budget of the Company and its Subsidiaries and any interim modification or deviation in excess of 5% in any line item thereof,

            (ii) any authorization, reservation for issuance or issuance of capital stock of the Company or its Subsidiaries, including any options, warrants or securities convertible into capital stock of the Company or its Subsidiaries, except for the initial options to purchase 3,600,000 shares under the SIP contemplated by Section 2.3 hereof and shares issued in an exchange contemplated under Section 3.3(g),

            (iii) any amendments to the certificate of incorporation or bylaws of the Company or any of its Subsidiaries in a manner which adversely affect the rights of FNF or the Sponsors or which adversely affect the indemnification or exculpation of any director of the Company,

            (iv) the election, removal, delegation or amendment of power or authority, and compensation of the Chief Executive Officer, Chief Operating Officer or the Chief Financial Officer of the Company or any of its Subsidiaries,

            (v) the acquisition, by merger or consolidation, or by purchase of, or investments in, all or substantially all of the assets or stock of, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, in excess of $10,000,000 per transaction or series of related transactions,

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            (vi)  subject to the rights of the Initiating Stockholders in
                  Section 4.1, any (A) disposition of any material assets of the Company, (B) sale of all or substantially all of the assets of, or liquidation, dissolution or recapitalization of, the Company or any of its Material Subsidiaries, or (C) change of control of the Company or a Material Subsidiary, whether through merger or sale of stock or otherwise, the result of which is Persons owning voting stock of the Company or such Material Subsidiary, as the case may be, prior to such transaction do not hold more than 50% of the voting stock of the Company or such Material Subsidiary after giving effect to such transaction,

            (vii) the incurrence of any indebtedness for borrowed money by the
                  Company or any of its Subsidiaries in excess of $10,000,000 in the aggregate or the granting of any lien or encumbrance on the assets or pledge of the capital stock of the Company or its Subsidiaries (other than (A) indebtedness incurred under, and liens imposed in connection with, debt incurred on the date hereof, (B) liens or encumbrances granted in the ordinary course of business consistent with past practice, and (C) liens or encumbrances on assets having a value of not more than $5,000,000),

            (viii)entering into or effecting any transaction or series of related transactions in connection with or involving the repurchase, redemption or other acquisition of capital stock of the Company (other than any required and up to $1,000,000 in annual optional repurchases of capital stock or options from employees pursuant to certain repurchase rights under the SIP and option agreements thereunder) or any Subsidiary, except as set forth in Section 3.3(b),

            (ix) declaring or paying any cash or other dividend or making any other distribution on the capital stock of the Company or any of its Subsidiaries other than dividends or other distributions by a direct or indirect wholly-owned Subsidiary of the Company to its equity holder,

            (x)   subject to Section 2.2(c), any Public Offering;

            (xi) any change in the number of directors of the Board other than changes permitted to ensure the proportional representation based on ownership under Section 2.1(c),

            (xii) any (A) commencement of a case, proceeding or other action (1)
                  under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or any of its Subsidiaries, or seeking to adjudicate the Company or any of its Subsidiaries a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution,

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                  composition or other relief with respect to the Company or any of its Subsidiaries or their debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any of its Subsidiaries or for all or any substantial part of the assets of the Company or any of its Subsidiaries, or (B) making of a general assignment for the benefit of creditors relating to the Company or any of its Subsidiaries; or

            (xiii)committing to do any of the actions provided in (i) through
                  (xii) above.

                  (b) The Company agrees to provide each of the Sponsors and FNF written notice of any proposed action that is approved or denied by the Major Holders pursuant to Section 2.2(a) within 10 business days following such approval or denial, as the case may be, which notice shall include a brief summary of the action taken by the Major Holders.

                  (c) After the second anniversary of the date hereof, the holders of a majority of the outstanding Shares held by all Stockholders may require the Company to complete a Qualified Public Offering pursuant to a demand registration under the Registration Rights Agreement executed concurrently herewith.

                  (d) Notwithstanding anything herein to the contrary, the approval rights specified in Section 2.2(a) shall terminate (i) with respect to FNF and its Permitted Transferees at such time as FNF and its Permitted Transferees own less than 20% of the outstanding Common Stock of the Company, and (ii) with respect to THL and its Permitted Transferees at such time as THL and its Permitted Transferees own less than 20% of the outstanding Common Stock of the Company. No Transferee shall be entitled to approval rights under this
Section 2.2 unless such Transferee is a Permitted Transferee.

                  (e) Notwithstanding anything herein to the contrary, the approval rights contained in Section 2.2(a) hereof shall not apply to the closing of the transactions contemplated by the Merger Agreement (as defined below).

            2.3 2006 Stock Incentive Plan. Promptly following the Closing Date, the Company will offer to certain key employees and others stock option awards under the SIP covering an aggregate of 3,600,000 shares of Common Stock, at a purchase price per share of $7.50.

            2.4 Merger Agreement and Related Rights and Obligations.

                  (a) FNF is party to the Agreement and Plan of Merger dated as of December 23, 2005 (the "Merger Agreement") by and among FNF, Xmas Merger Corp. and Sedgwick CMS Holdings, Inc. ("SCMS"). FNF is also a party to the Shareholder Agreements and the Holder Agreements (as defined in the Merger Agreement; the Merger Agreement, Shareholder Agreements and Holder Agreements collectively, the "Indemnity Agreements"). Under the Indemnity Agreements, FNF and SCMS both have certain rights to be indemnified and held harmless for certain Taxes (and related fees and costs) and Losses paid or incurred by FNF, SCMS or any

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Company Subsidiary (as defined in the Merger Agreement). FNF agrees that, to the extent a Tax (or a related fee or cost) or a Loss is paid or incurred by SCMS or any Company Subsidiary (any such item, an "SCMS Claim"), FNF will not seek to obtain indemnification for such SCMS Claim for itself but will instead permit SCMS or such Company Subsidiary to pursue and obtain indemnification therefor. The preceding sentence shall not limit the right of FNF to obtain indemnification for itself or any other Person (as defined in the Merger Agreement) for any Tax (and related fees and costs) or Loss to the extent not paid or incurred by SCMS or any Company Subsidiary (an "FNF Claim").

                  (b) FNF agrees that, as between itself and SCMS, FNF will let SCMS control the process of pursuing rights to indemnification for any SCMS Claim; provided that, to the extent a particular claim for indemnification involves both an SCMS Claim and an FNF Claim (a "Combined Claim"), FNF and SCMS shall jointly control such process. Any Combined Claim may not be settled without the consent of both FNF and SCMS, with such consent not to be unreasonably withheld. FNF agrees that it will take all reasonable actions requested by the Company to assist SCMS or any Company Subsidiary in obtaining indemnification for any SCMS Claim under the Indemnity Agreements, including in obtaining payment thereof from funds held under the Escrow Agreement (as defined in the Merger Agreement); provided that FNF shall have no obligation to take any action to secure such indemnification unless so requested. The Company agrees to, and agrees to cause SCMS to, indemnify and hold harmless FNF from any Losses incurred as a result of taking any such action requested by the Company and agrees that FNF shall not be liable to the Company, SCMS or any Company Subsidiary for any action taken by FNF pursuant to this Section 2.4(b).

                  (c) Under the Indemnity Agreements and the Escrow Agreement (collectively, the "FNF Agreements"), FNF has various obligations, including without limitation obligations to pay amounts, to indemnify and to perform or cause to be performed certain covenants. The Company agrees that it shall, and shall cause SCMS to, pay, perform and discharge when due all of FNF's obligations under the FNF Agreements. To the extent that such substituted payment, performance and discharge is not accepted by any party to which such an obligation is due, the Company shall, and shall cause SCMS to, (i) assist FNF in accomplishing the performance and discharge thereof and (ii) indemnify and hold harmless FNF with respect to any amount paid or payable by FNF in connection with or arising out of any such obligation.

                  (d) As used herein, "Shareholder Agreements" means the separate Shareholder Agreements, dated as of December 23, 2005, by and among FNF, Xmas Merger Corp. and the Primary Shareholders (as defined in the Merger Agreement).

                                  ARTICLE III
                               TRANSFERS OF SHARES

            3.1 Restrictions on Transfer of Shares.

            (a) Prior to the third anniversary of the date hereof, no Stockholder may Transfer any Shares, except (i) with the consent of each of the Sponsors and FNF, (ii) through a Public Offering, (iii) pursuant to a Sale of the Company, (iv) through a redemption or share exchange provided in Section 3.3 or (v) through an Exempt Transfer. After the third anniversary of the date hereof, no Stockholder may Transfer any Shares except through (i) a Public Offering,

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(ii) a Sale of the Company, (iii) an Exempt Transfer, (iv) through a redemption or share exchange provided in Section 3.3 or (v) in accordance with Section 3.2 of this Agreement.

            (b) No Transfer of any Shares by any Stockholder shall become effective unless and until the Transferee (unless such Transferee already is party to this Agreement) executes and delivers to the Company and FSC a counterpart or joinder to this Agreement, agreeing to the obligations of the transferring Stockholder. Notwithstanding the immediately preceding sentence, an unaffiliated financial institution to whom Sponsor Shares have been pledged will not have to execute this Agreement unless and until such pledge has been foreclosed upon. Upon such Transfer and such execution and delivery, the Transferee acquiring Transferred Shares shall be bound by, and entitled to the benefits of, this Agreement in the same manner as the transferring Stockholder; provided that no Transferee of FNF or a Sponsor (other than a Permitted Transferee) shall be entitled to any of the director designation rights under
Section 2.1, the approval rights under Section 2.2(a), the rights of an Initiating Stockholder under Article IV, or, unless such Transferee is obligated or reasonably deems it necessary to qualify the Shares as a venture capital investment (as defined in Department of Labor Regulation CFR Section 2510.3-101), the rights under Article VI.

            (c) No Shares may be transferred by a Stockholder (other than pursuant to an effective registration statement under the Securities Act) unless, if requested by the Company, such Stockholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

            3.2 Right of First Refusal; Tag-Along Rights.

            (a) After the third anniversary of the date hereof, if any Stockholder (the "Selling Holder") proposes to Transfer any Shares (other than
(i) in a Sale of the Company, (ii) an Exempt Transfer, (iii) in a Public Offering or (iv) through a redemption or share exchange provided in Section 3.3), the Selling Holder shall before such Transfer, deliver to the Company and to the other Stockholders (the "Other Holders") at least 50 days prior written notice of such proposed Transfer (the "Sale Notice") and the terms of such Transfer, including (A) the number of Shares to which the Transfer relates (the "Offered Shares"), (B) the name and address of the Selling Holder and proposed Transferee, (C) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Selling Holder as may be reasonably necessary for the Other Holders to properly analyze the economic value and investment risk of such non-cash consideration), (D) the terms and conditions of payment proposed by the Selling Holder, and (E) an offer to sell all, but not less than all of the Offered Shares to such Other Holders on the same terms and conditions proposed by the Selling Holder.

            (b) Any of the Other Holders may, within 30 days of the receipt of the Sale Notice, give written notice to the Selling Holder that such Other Holder desires to purchase all or any part of the Offered Shares on the same terms and conditions proposed by the Selling Holder (an "Acceptance"), which Acceptance shall state the number of Offered Shares such Other Holder desires to purchase and shall be delivered in person or mailed to the Selling Holder at the address set forth in the Sale Notice; provided, that (1) failure by an Other Holder to deliver an Acceptance during such 30-day period shall be deemed to constitute the election of such Other Holder not to exercise its right to purchase any of the Offered Shares, (2) the Selling Holder shall have no obligation to sell any of the Offered Shares to any Other Holder unless the aggregate number of Shares in all Acceptances are equal to or greater than the number of Offered Shares and (3) subject to the next sentence, each Other Holder shall only have the right to purchase its Pro Rata Amount of the Offered Shares. The Other Holders shall have a right of oversubscription such that if any Other Holder fails to accept the offer provided in the Sale Notice as to its full Pro Rata Amount, the Other Holders, among them, shall have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by an Other Holder by accepting the offer in the Sale Notice as to more than its Pro Rata Amount. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares, the oversubscribing Other Holders shall be reduced with respect to their oversubscriptions so as to sell the Offered Shares as nearly as possible in accordance with their respective Pro Rata Amount or as they may otherwise agree among themselves. If the Other Holders have not made timely Acceptances to purchase all of the Offered Shares, then the Selling Holder must provide written notice to each Other Holder (the "Final Notice") that the rights to acquire all of the Offered Shares pursuant to this Section 3.2(b) have not been exercised and that the Other Holders have 20 days in which to exercise their "tag-along" rights under subsection (c) below in connection with the transaction described in the Sale Notice. As promptly as practicable after becoming available, the Selling Holder shall provide copies of all relevant transaction agreements and other documents to the Other Holders.

                  (c) Any of the Other Holders may, within 20 days of the receipt of the Final Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in the Transfer proposed in the Sale Notice upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Shares such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Shares pursuant to this Section 3.2(c) in connection with a Transfer of Offered Shares, to sell a number of shares equal to the product of its Pro Rata Amount and the number of Offered Shares, and (2) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee on behalf of itself the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Offered Shares (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear its ratable share (which shall be proportionate based on the value of Shares that are Transferred) of all liabilities to the Transferees arising out of representations, warranties (other than those representations, warranties and covenants that pertain specifically to a given Stockholder), covenants, indemnities or other agreements made in connection with the Transfer.

                  (d) If one or more Other Holders give the Selling Holder timely Acceptances for all of the Offered Shares, then sale of the Offered Shares to the Other Holders shall be made at the offices of the Company no later than the 40th day following the Sale Notice (subject to extension if necessary to obtain Hart-Scott-Rodino Act clearance) or at such other time or place as the parties to the transaction may agree upon. Such sales shall be effected by the Selling Holder's delivery to each Other Holder, as the case may be, of a certificate or certificates evidencing the Offered Shares to be purchased by it duly endorsed for Transfer to the applicable Other Holders, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever (other than restrictions contained herein and under federal and state securities laws), against payment to the Selling Holder of the purchase price therefor by the respective Other Holder. Payment for the Offered Shares shall be made as provided in the Sale Notice or by wire transfer or certified check, in the sole discretion of the Other Holder.

                  (e) If the Selling Holder does not receive Acceptances for all of the Offered Shares and one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Shares, and if the prospective Transferee allows participation of any Other Holders, such Other Holders shall transfer to the Transferee their applicable Offered Shares along with the Selling Holder. No Selling Holder shall transfer any of its shares to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of any of the Other Holders.

                  (f) If the Other Holders, in the aggregate, have not given the Selling Holder a Tag-Along Notice or Acceptance for all of the Offered Shares prior to the expiration of the applicable time periods set forth above, then the Selling Holder may Transfer such Offered Shares on the terms and conditions set forth, and to or among any of the Transferees identified (or Affiliates of Transferees identified), in the Sale Notice at any time within ninety (90) days after expiration of the 20-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Shares not Transferred by the Selling Holder during such 90-day period will again be subject to the provisions of this
Section 3.2 upon subsequent Transfer.

                  (g) Each Stockholder selling Shares will bear (x) its own costs of any sale of Shares pursuant to this Section 3.2 and (y) its pro-rata share (based upon the relative amount of Shares sold) of any of the other reasonable and customary costs of any sale of Shares pursuant to this Section
3.2 to the extent such costs are incurred for the benefit of all Stockholders selling Shares and are not otherwise paid by the Transferee.

            3.3 Redemption and Share Exchange.

                  (a) FSC may, at its option, but subject to the approval rights in Section 2.2(a)(viii), redeem, out of funds legally and contractually available therefor (including out of funds received by FSC in connection with or from any equity or debt financing by FSC or any direct or indirect parent or subsidiary of FSC), the Preferred Shares, in whole or part, at a price per share in cash equal to the Redemption Price. The Company will provide funds to FSC and cause FSC to redeem all of the outstanding Preferred Shares upon a Sale of the Company unless such Preferred Shares are sold in such transaction.

                  (b) Notwithstanding anything to the contrary contained in this
Section 3.3, in connection with the first Public Offering of the Company, FSC shall, to the extent it shall have funds legally and contractually available to do so (but subject to the limitations described below), redeem an amount of Preferred Shares as set forth in this Section 3.3(b) at the then applicable Redemption Price. In connection with the preparation for any such Public Offering of the Company, the FSC Board shall consult, coordinate and cooperate with the Board and the managing underwriters of such Public Offering of the Company to determine the maximum amount of proceeds from such Public Offering of the Company that would be available for the Company to contribute to FSC following such Public Offering for FSC to use to redeem Preferred Shares as contemplated by this Section 3.3 without having an adverse effect on such offering, including the anticipated public offering price or the anticipated amount of shares that would be sold therein (such maximum amount of proceeds, the "Maximum Available IPO Proceeds"). If the Maximum Available IPO Proceeds is expected to exceed the anticipated aggregate Redemption Price for all Preferred Shares under this Section 3.3 and FSC would obtain funds therefrom that would be legally and contractually available to effect such redemption, then all, but not less than all, of the Preferred Shares shall be redeemed by FSC in connection with such Public Offering. If the Maximum Available IPO Proceeds is not expected to equal or exceed the anticipated aggregate Redemption Price for all Preferred Shares under this Section 3.3 or FSC will not have funds legally and contractually available therefrom to effect such redemption, then less than all of the Preferred Shares shall be redeemed by FSC in connection with the first Public Offering of the Company and, prior to the effectiveness of the registration statement being used under the Securities Act, the FSC Board, in consultation with the Board and the managing underwriters of such Public Offering of the Company, shall determine, and notify the holders of Preferred Shares of, the amount, if any, of Preferred Shares that will be redeemed in connection with such Public Offering (such amount of Preferred Shares, the "Lesser IPO Redemption Shares" and, the amount of Preferred Shares equal to the total number of Preferred Shares outstanding at the time of such determination minus the Lesser IPO Redemption Shares, the "Excess Shares"), and such Lesser IPO Redemption Shares shall be redeemed by FSC in connection with such Public Offering. The notice referred to in the preceding sentence shall also state the number of Excess Shares. The Excess Shares shall be exchanged for shares of Common Stock pursuant to Section 3.3(g) below. Any redemption of Preferred Shares to be effected pursuant to this Section 3.3(b) shall occur concurrently with the closing of such Public Offering and the receipt of proceeds therefrom by the Company and FSC.

                  (c) Notice of any redemption of Preferred Shares pursuant to this Section 3.3 (the "Redemption Notice") shall be mailed by or on behalf of FSC by first class mail certified mail, postage prepaid, delivered in person, delivered by overnight courier or sent by facsimile transmission to all holders of record of Preferred Shares at their respective addresses or facsimile numbers, as applicable, as they appear on the stock register or records of FSC, not less than three business days nor more than 60 days prior to the anticipated Redemption Date. The Redemption Notice shall specify: (i) the anticipated Redemption Price, (ii) the anticipated Redemption Date, (iii) the anticipated number of shares to be redeemed, and (iv) the place at which the Preferred Shares called for redemption will, upon presentation and surrender of the certificates evidencing such shares, be redeemed.

                  (d) Each holder of Preferred Shares redeemed pursuant to this
Section 3.3 shall surrender the certificate or certificates representing such Preferred Shares to FSC, duly endorsed (or otherwise in proper form for transfer, as determined by FSC), in the manner and at the place designated in the Redemption Notice. Upon presentation and surrender of the certificate or certificates evidencing the Preferred Shares called for redemption, FSC or its representative shall pay the Redemption Price to the holder of record of such surrendered shares.

                  (e) Unless FSC defaults in the payment in full of any applicable Redemption Price to be paid under this Section 3.3, dividends on the Preferred Shares called for redemption shall cease to accrue and accumulate on the Redemption Date, and holders of such redeemed shares shall cease to have any further rights in respect thereof on such Redemption Date, other than the right to receive the Redemption Price.

                  (f) In the event that fewer than all the outstanding Preferred Shares are to be redeemed pursuant to this Section 3.3, the number of Preferred Shares to be redeemed shall be determined by the FSC Board in the case of a partial redemption pursuant to Section 3.3(a) or shall be the Lesser IPO Redemption Shares under Section 3.3(b) and the Preferred Shares so redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole, with five or more being rounded up) according to the number of whole shares held by each holder of Preferred Shares.

                  (g) In connection with the first Public Offering of the Company, any Excess Shares shall be exchanged for shares of Common Stock in accordance with the provisions of this Section 3.3(g).

            (i) Exchange. Immediately prior to the Public Offering (but in any event not later than the day prior to the date the Company's registration statement under the Securities Exchange Act of 1934 becomes effective), without any action by the FSC Board, any holder of Excess Shares or any other Person, each Excess Share shall be automatically exchanged for a number of shares of Common Stock equal to the Excess Preferred Share Exchange Factor at the time of exchange.

            (ii) Fractional Shares. Upon any exchange of Excess Shares for shares of Common Stock pursuant to Section 3.3(g)(i) above, fractional shares shall be exchanged into equivalent fractional shares of shares of Common Stock (or, at the discretion of the FSC Board, eliminated in return for payment therefor in cash at the fair market value thereof, as determined by the price per Common Share in the Company's first Public Offering).

            (iii) Effect of Exchange. Upon any exchange of Preferred Shares, the holder of any Preferred Shares shall surrender the certificate evidencing such shares to FSC at its principal offices. From and after the time of any exchange of Preferred Shares under this Section 3.3(g), no person shall have any rights in such Preferred Shares.

                  (h) The Company and each Stockholder shall cooperate with FSC and take such actions as may be necessary to effect any redemption and to effect and give effect to any exchange of Excess Shares set forth in this Section 3.3.

                  (i) Prior to any exchange of any Preferred Shares into shares of Common Stock, the FSC Board and the Board shall take all actions necessary or desirable in the reasonable opinion of the majority in interest of the holders of the Preferred Shares, including the adoption of appropriate resolutions, to exempt, to the extent feasible under applicable law, the determination of the number of shares of Common Stock to be received upon exchange of a Preferred Share from the provisions of Section 16(b) of the Securities Exchange Act of 1934.

                  (j) FSC shall not in any manner subdivide or increase the number of (by share split, share dividend or other similar manner), or combine in any manner, the outstanding Preferred Shares unless a proportional adjustment is made to the Liquidation Preference applicable to each Preferred Share so outstanding.

            3.4 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.

                                   ARTICLE IV
                                TAKE-ALONG RIGHT

            4.1 Right of First Offer. If the Initiating Stockholders elect to cause the Company to consummate a transaction constituting a Sale of the Company, the Initiating Stockholders shall notify the Company and each of THL, Evercore and FNF in writing of that election. Within 30 days following receipt of the notice provided by the Initiating Stockholders, each of THL, Evercore and FNF (if they are not Initiating Stockholders, the "Offeror") may make an offer to the Initiating Stockholders in writing to purchase all, but not less than all, of the outstanding shares of capital stock of the Company. Such offer shall include (A) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information as may be reasonably necessary for the Company to properly analyze the economic value and investment risk of such non-cash consideration), and (B) the terms and conditions of payment proposed by the Offeror. The Initiating Stockholders shall have 15 days within which to accept an offer presented by the Offeror, but shall not have any obligation to accept such offer or provide any appraisal of the Company, provided that the Initiating Stockholders may not effect a Sale of the Company or enter into definitive sale agreements with respect to a Sale of the Company on terms less favorable than the offer provided by the Offeror pursuant to this Section 4.1, and the Initiating Stockholders have 180 days from the date of the offer made by the Offeror to complete such Sale of the Company in accordance with Section 4.2.

            4.2 Take-Along Right.

            (a) If no offer is made pursuant to Section 4.1 or if the Initiating Stockholders decide not to accept the offer made by the Offeror pursuant to
Section 4.1, and the Initiating Stockholders elect to consummate, or to cause the Company to consummate, a transaction constituting a Sale of the Company that satisfies the requirements of Section 4.1, the Initiating Stockholders shall notify the Company and the other Stockholders in writing of that election, the other Stockholders will consent to and raise no objections to the proposed transaction, and the Stockholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by the Initiating Stockholders. Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, or otherwise requires Stockholder approval, the Stockholders and the Company will vote or cause to be voted all Shares that they hold or with respect to which such Stockholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith and (ii) if the proposed Sale of the Company is structured as or involves a sale or redemption of Shares, the Stockholders will agree to sell their pro-rata share of the Shares being sold in such Sale of the Company on the terms and conditions approved by the Initiating Stockholders, and the Stockholders will execute any definitive sale agreements, and will make to the buyer the same representations, warranties, covenants, indemnities and agreements (other than non-competition agreements) as the Initiating Stockholders make in connection with such Sale of the Company (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, any Initiating Stockholder, the other Stockholders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear their ratable share (which shall be proportionate based on the value of Shares that are being sold in such Sale of the Company) of all liabilities of the Stockholders arising out of representations, warranties (other than those representations, warranties, covenants, indemnities and agreements that pertain specifically to a given Stockholder), covenants, indemnities or other agreements made in the definitive sale agreements.

            (b) The obligations of the Stockholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, all of the holders of Shares shall receive the same form and amount of consideration per Share, or if any holders of a particular class or series of securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option, and (ii) in no event shall the aggregate liability of any Stockholder for representations, warranties, covenants, indemnities or agreements (other than with respect to such Stockholder's ownership of its Shares, its ability to consummate the transfer thereof, and investment representations required under applicable securities laws) with respect to any Sale of the Company exceed the proceeds received by such Stockholder in such Sale of the Company.

            (c) Each Stockholder will bear its or his pro-rata share (based upon the relative amount of Shares sold) of the reasonable and customary costs of any sale of Shares pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Stockholder for its or his sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that the Initiating Stockholders elect to consummate or cause to be consummated pursuant to this
Article IV is not consummated for any reason, the Company will reimburse the Initiating Stockholders for all actual and reasonable expenses paid or incurred by the Initiating Stockholders in connection therewith.

                                   ARTICLE V
                               PRE-EMPTIVE RIGHTS

            5.1 Issuance of New Shares.

            (a) Purchase Rights. If at any time after the date of this Agreement the Company or FSC proposes to issue or sell any Common Stock, Common Stock Equivalents or securities convertible into equity securities of the Company or FSC (collectively, "New Shares"), the Company or FSC, as applicable, shall first offer to sell to each Stockholder a portion of each type of such New Shares equal to the quotient determined by dividing (x) the number of Common Shares held or beneficially owned by such Stockholder, by (y) the total number of Common Shares outstanding immediately prior to such issuance or sale. A Stockholder shall be entitled to purchase all or any portion of its respective portion (as determined in the immediately preceding sentence) of such New Shares at the most favorable price and on the most favorable terms as such New Shares are to be offered. The holders of Shares shall further have a right of over-allotment such that to the extent a Stockholder (a "Rejecting Holder") does not exercise its right to purchase any of the New Shares, or exercises its rights for less than all of its pro rata share of the New Shares (as determined above), then each other Stockholder may elect to purchase its pro rata share (as determined above) of such New Shares which the Rejecting Holder does not elect to purchase.

            (b) Offer Period. In order to exercise its purchase rights hereunder, each Stockholder must, within 30 days after receipt of written notice from the Company or FSC, as applicable, describing in reasonable detail the New Shares being offered, the purchase price thereof, the payment terms, the percentage of the New Shares initially available to such holder pursuant to
Section 5.1(a) and the over-allotment right available in connection therewith, deliver a written notice to the Company or FSC, as applicable, describing its election to exercise its purchase rights hereunder.

            (c) Expiration of Offer Period. Upon the expiration of the offering period described above, the Company or FSC, as applicable, shall be entitled to sell such New Shares which the Stockholders have not elected to purchase during the 180 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholders pursuant to
Section 5.1(a). Any New Shares to be sold by the Company or FSC, as applicable, after such 180-day period must be reoffered to the Stockholders pursuant to the terms of this Section 5.1.

            (d) Exceptions to Purchase Rights. The provisions of this Section
5.1 will not apply to the following issuances of New Shares:

                  (i) Common Stock or Common Stock Equivalents issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company, pursuant to the SIP or otherwise approved pursuant to Section 2.2(a)(ii) (it being acknowledged that Common Stock or Common Stock Equivalents will not be issued to Sponsors under this
                        Section 5.1(d)(1), or to their director designees (other than pursuant to a grant for a number of shares also granted to the independent directors of the Company)),

                  (ii) Equity securities issued in respect of or in exchange for Shares by way of a stock dividend, stock split or similar transaction or pursuant to Section 3.3, and

                  (iii) Equity securities issued in a Public Offering approved by the Board in accordance with the terms hereof.

                                   ARTICLE VI
                           BOARD OBSERVERS AND ACCESS

            6.1 Board Representation and Access. The Company and FSC agree as follows:

            (a) In the event that a Sponsor loses its right to designate all of its directors pursuant to Section 2.1(c), such Sponsor (an "Affected Sponsor") shall have the right to designate an employee of such Sponsor or its Affiliates as a non-voting observer (a "Non-Voting Observer") to the Board and FSC Board and who shall be one of such Sponsor's initial designees as a director of the Company so long as such person is a principal of such Sponsor, and any replacement shall also be a principal of such Sponsor. The Non-Voting Observer attending any such meeting shall be entitled to reimbursement from the Company or FSC, as applicable, for his or her reasonable out-of-pocket expenses (including travel) incurred in attending such meeting.

                  (i) The Non-Voting Observer shall be entitled to be present at all meetings of the Board or the FSC Board and of each committee of the Board or FSC Board and such observer shall be notified of any meeting of such board or committee, including such meeting's time and place, in the same manner as board members and shall have the same access to information (including any copies of all materials distributed to members of the board or a committee thereof) concerning the business and operations of the Company and at the same time as board members and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the board or committee without voting; provided, however, that neither the Company nor FSC shall be under any obligation to take any action with respect to any proposals made or advice furnished by the Non-Voting Observer, and nothing herein shall prevent the Board or FSC Board (or any committee thereof) from acting by written instrument to the extent permitted by applicable law. The Non-Voting Observer shall have a duty of confidentiality to the Company and FSC comparable to the duty of confidentiality of a director of the Company or FSC, as applicable.

                  (ii) Notwithstanding the foregoing, if an issue is to be discussed or otherwise arises at any meeting of the Board or FSC Board or any committee thereof which, in the reasonable judgment of the applicable board or a majority of the members of such committee, based on advice of legal counsel, cannot be discussed in the presence of the Non-Voting Observer in order to avoid a conflict of interest on the part of the Non-Voting Observer or to preserve an attorney-client or accountant-client or any other available privilege, then such issue may be discussed without the Non-Voting Observer being present and may be deleted from any materials being distributed in connection with any meeting at which such issues are to be discussed, so long as the Non-Voting Observer is given notice of the occurrence of such meeting and the deletion of such materials.

            (b) The Company will, and will cause its Subsidiaries to, upon reasonable notice at reasonable times from time to time, provide each Sponsor (and any other parent company of such Sponsor that is a venture capital operating company), at the expense of such Sponsor, reasonable opportunities to routinely consult with and advise the management of the Company and its Subsidiaries on all matters relating to the operation of the Company and each such Subsidiary, including, without limitation, with respect to any proposed merger, sale of all or substantially all of the Company's assets or capital stock, liquidation or dissolution of or by the Company or other similar corporation transaction, and shall consider, in good faith, the recommendations of each Sponsor in connection with the matters on which it is consulted; provided that the ultimate discretion with respect to all such matters shall be retained by the Company and the Company shall not be under any obligation to accept the recommendations of any Sponsor. The Company shall give, and shall cause its subsidiaries to give, subject to compliance with applicable laws and confidentiality obligations to third parties, such Sponsor (and any other parent company of such Sponsor that is a venture capital operating company) and their authorized representatives reasonable access during normal business hours to all books of account, facilities and properties of the Company and its subsidiaries and permit the Sponsor (and any parent company of such Sponsor that is a venture capital operating company) to make such copies and inspections thereof as any such Person may reasonably request and discuss the affairs, finances and accounts with the officers thereof; provided that such Sponsor shall not exercise such rights more often than quarterly during any calendar year, and such additional times as may be reasonably required in order to qualify any of the Shares as a venture capital investment (as defined in the Department of Labor Regulation Section 2510.3-101). Any such visit will be at the expense of such Sponsor (or such other parent company of such Sponsor that is a venture capital operating company).

            (c) If (i) reasonably required, in order to qualify any of the Shares as a venture capital investment (as defined in the Department of Labor Regulation Section 2510.3-101) or (ii) any Sponsor is unable for any reason (including pursuant to this Agreement) to appoint a Non-Voting Observer to the Board or FSC Board (and each of the committees, except the compensation committee, thereof), then the Company shall promptly provide true and correct copies of all documents, reports, financial data, and such additional financial and other information with respect to the Company, and its subsidiaries as such Sponsor (and any other parent company of such Sponsor that is a venture capital operating company) may from time to time reasonably request.

            (d) The Company's and FSC's obligations pursuant to Section 6.1(a) shall survive until a Public Offering, and the Company's and FSC's obligations pursuant to Section 6.1(b) and (c) shall survive with respect to each Sponsor until the later of (i) a Public Offering, or (ii) with respect to THL, until THL holds less than 20%, and with respect to Evercore, until Evercore holds less than 40%, of their respective initial equity investments in the Company.

            6.2 Information Rights. Prior to the consummation of the first Public Offering, the Company and FSC shall provide to each Stockholder that holds more than ten percent (10%) of the outstanding capital stock of the Company the following information:

            (a) Within ninety (90) days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and an audited consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for such year, in each case prepared in accordance with generally accepted accounting principles and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, and audited by the Company's independent public accountants.

            (b) Within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, unaudited consolidated statements of income, and unaudited consolidated statements of cash flows for such fiscal quarter and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than omission of accompanying notes) and compared with both the actual results from the corresponding quarter of the previous fiscal year and the budget for the current fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

            (c) Within twenty (20) days after the end of each month of each fiscal year, the Company's monthly reporting package, including unaudited consolidated statements of income. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than omission of accompanying notes) and compared with both the actual results from the corresponding month of the previous fiscal year and the budget (including any reforecasts) for the current fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

            (d) As soon as reasonably practicable and in accordance with past practice (but in no event later than the first day of such fiscal year), a copy of an annual budget with line items compared to the previous year's budget and an annual strategic plan for such fiscal year.

            6.3 Confidentiality. Each Stockholder agrees that it will hold, and will use all commercially reasonable efforts to cause its officers, directors, members, managers, partners, employees, accountants, counsel, consultants, advisors, financial sources, financial institutions, and agents (the "Representatives") to hold, in confidence all confidential information and documents regarding the Company and its Subsidiaries pursuant to or received by such Stockholder or its Representatives in connection with this Agreement or any transaction contemplated hereby (except as required by applicable law, regulation or legal process, including any rule or regulation of a self-regulatory organization to which such Stockholder or its Representatives are subject); provided, that each Stockholder shall be entitled to disclose such confidential information and documents to its investors who are subject to confidentiality obligations owed to such Stockholders and are required to hold such confidential information in confidence as required hereby.

                                  ARTICLE VII
                            AMENDMENT AND TERMINATION

            7.1 Amendment and Waiver. Except as otherwise provided herein, any modification, amendment or waiver of any provision of this Agreement shall be effective against the Company, FSC and all the Stockholders if such modification, amendment or waiver is approved in writing by the Company, FSC and by each of THL, Evercore and FNF; provided, however, that the consent of any such Stockholder shall not be required when such Stockholder, together with its respective Affiliates, ceases to own at least 8% of the outstanding Common Shares; provided, further, that no such waiver, modification or amendment which adversely affects any Stockholder disproportionately to any other Stockholder shall be permitted without the written consent of such Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            7.2 Termination of Agreement. This Agreement will terminate in respect of all Stockholders on the earliest to occur of (a) the execution of a written consent to terminate the Agreement by the Company, FSC and (i) holders of a majority of the Shares held by THL and its Permitted Transferees, (ii) holders of a majority of the Shares held by Evercore and its Permitted Transferees, and (iii) holders of a majority of the Shares held by FNF and its Permitted Transferees; (b) the dissolution, liquidation or winding-up of the Company; (c) the consummation of a Sale of the Company; (d) a Public Offering or
(e) the tenth anniversary of the date hereof; provided, that the Company's and FSC's obligations pursuant to Sections 6.1(b) and (c) shall survive termination of this Agreement with respect to each Sponsor until the later of (i) a Public Offering, or (ii) with respect to THL, until THL holds less than 20%, and with respect to Evercore, until Evercore holds less than 40%, of their respective initial equity investments in the Company; and provided further that, Sections 2.4, 6.3 and 8.2(b) and (c) shall survive termination of this Agreement.

            7.3 Termination as to a Party. Any Person who ceases to hold any Shares shall cease to be a Stockholder and shall have no further rights or obligations under this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

            8.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

            "Acceptance" has the meaning given such term in Section 3.2(b).

            "Affected Sponsor" has the meaning given such term in Section
6.1(a).

            "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

            "Agreement" has the meaning set forth in the preamble.

            "Audit Committee" has the meaning given such term in Section 2.1(k).

            "Board" has the meaning given such term in Section 2.1(a).

            "Chairman" has the meaning given such term in Section 2.1(d).

            "Closing Date" has the meaning ascribed thereto in the Stock Purchase Agreement, dated the date hereof, between the Company and the Purchasers named therein.

            "Combined Claim" has the meaning given such term in Section 2.4.

            "Common Stock" means, collectively the common stock, par value $0.0001 per share of the Company and any other class or series of authorized capital stock of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the successor to the Company.

            "Common Shares" means the shares of Common Stock of the Company held by the Stockholders.

            "Common Stock Equivalents" means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible Shares, or exchangeable Shares or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

            "Company" has the meaning set forth in the preamble.

            "Compensation Committee" has the meaning given such term in Section 2.1(j).

            "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting Shares, by contract or otherwise.

            "Cut-Off Date" has the meaning given such term in Section 2.3.

            "Exempted Arrangements" means the arrangements provided in (i) the Management Agreement by and between the Company and THL Advisors V, LLC of even date herewith, (ii) the Management Agreement by and between the Company and Fidelity National Financial, Inc. of even date herewith, (iii) the Management Agreement by and between the Company and Evercore Advisors L.L.C. of even date herewith, and (iv) any contracts or transactions involving FNF or one of its Subsidiaries (other than the Company or its Subsidiaries) on the one hand, and the Company or one of its Subsidiaries on the other hand, involving payments of less than $200,000 annually in the aggregate by either party; provided, that (i) such transactions do not restrict the ability of the Company and its Subsidiaries to engage in any activities and (ii) such transactions have been disclosed in advance to the Board and are on terms no less favorable to the Company than could be obtained in an arms'-length transaction.

            "Exempt Transfer" means, a Transfer of Shares (i) pursuant to
Section 3.2 hereof, (ii) pursuant to Section 4.1 hereof, (iii) upon the death of the holder pursuant to the applicable laws of descent and distribution, (iv) solely to or among such Person's Family Group, or (v) incidental to the exercise, conversion or exchange of such Shares in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company. An Exempt Transfer shall also include a Transfer to a Permitted Transferee.

            "Evercore" has the meaning set forth in the preamble.

            "Evercore Director" has the meaning given such term in Section
2.1(a).

            "Excess Preferred Share Exchange Factor" shall mean, with respect to each Excess Share, at any time of determination, the quotient obtained by dividing (i) the Excess Preferred Share Payment Amount by (ii) the price per share of Common Stock to the public in the applicable Public Offering, in each case, at such time of determination.

            "Excess Preferred Share Payment Amount" shall mean, with respect to each Excess Share, at any time of determination, an amount equal to the sum of
(i) the then applicable Liquidation Preference of such Excess Share at such time of determination plus (ii) all accumulated, accrued and unpaid dividends to the date on which the exchange of Excess Shares pursuant to Section 3.3 is consummated.

            "Excess Shares" has the meaning given such term in Section 3.3(b).

            "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's descendants.

            "Final Notice" has the meaning given such term in Section 3.2(b).

            "FNF" has the meaning set forth in the preamble.

      "FNF Directors" has the meaning given such term in Section 2.1(a).

      "FNF Agreements" has the meaning given such term in Section 2.4.

      "FNF Claim" has the meaning given such term in Section 2.4.

      "FSC" has the meaning set forth in the preamble.

      "FSC Board" means the board of directors of FSC.

      "Indemnity Agreements" has the meaning given such term in Section 2.4.

      "Initiating Stockholders" means, prior to the fourth anniversary of the date hereof, THL and FNF acting together, or after the fourth anniversary of the date hereof, the holders of a majority of the Common Shares held by FNF, THL and Evercore.

      "Lesser IPO Redemption Shares" has the meaning given such term in Section 3.3(b).

      "Liquidation Preference" shall mean $10.00 (ten dollars).

      "Major Holders" has the meaning given such term in Section 2.2(a).

      "Management Directors" has the meaning given such term in Section 2.1(a).

      "Management Holder" has the meaning given such term in the preamble.

      "Material Subsidiary" means a direct or indirect Subsidiary of the Company which represents 10% or more of the assets or revenues of the Company and its Subsidiaries, taken together as a whole.

      "Maximum Available IPO Proceeds" has the meaning given such term in
Section 3.3(b).

      "Merger Agreement" has the meaning given such term in Section 2.4.

      "New Shares" has the meaning given such term in Section 5.1(a).

      "Non-Voting Observer" has the meaning given such term in Section 6.1(a).

      "Offered Shares" has the meaning given such term in Section 3.2(a).

      "Other Holder" has the meaning given such term in Section 3.2(a).

      "Permitted Transferee" means (a) a transfer of Shares by a Sponsor to a Transferee that is (i) to and among the Affiliates of the Sponsors, partners of the Sponsors and the partners (including, without limitation, any limited partner of such Sponsor), stockholders, employees and Affiliates of such partners or Affiliates, and (ii) pursuant to a pledge of such

Sponsor Shares to an unaffiliated financial institution and (b) a transfer of Shares by FNF to a Transferee that is an Affiliate of FNF and (c) a transfer of Shares by a Management Holder to the Company pursuant to (i) any right of the Company to call the Shares or the Management Holder to put the Shares to the Company or (ii) any right of the Management Holder to deliver Shares to the Company in satisfaction of any related exercise price or withholding obligation.

      "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

      "Preferred Shares" means the shares of nonparticipating cumulative preferred stock, par value $0.0001 per share, of FSC that are held by the Stockholders.

      "Pro Rata Amount" means, with respect to any Stockholder, the quotient obtained by dividing (i) the sum of the aggregate number of shares of the particular class or series of capital stock being sold that is held by such Stockholder by (ii) the aggregate number of issued and outstanding shares of such class or series of capital stock being sold that is held by all Stockholders.

      "Public Offering" means an offering and sale to the public of any shares or equity securities of the Company pursuant to a registration statement in the United States.

      "Qualified Public Offering" means a Public Offering whereby the offered shares trade on a national securities exchange or NASDAQ, and in which (i) the price per share paid by the public in such offering is at least 200% of the price per share originally paid by each Stockholder on the date hereof, and (ii) the gross proceeds would at least equal $125,000,000. Any per share price contained in this definition shall be subject to adjustment for stock splits, combinations and similar events.

      "quorum" means, with respect to any meeting of directors of the Board, a group of directors present at any meeting that constitutes a majority of directors.

      "Redemption Date" means, with respect to any redemption of Preferred Shares provided for hereunder, the date on which such redemption is consummated by FSC.

      "Redemption Notice" has the meaning given such term in Section 3.3(c).

      "Redemption Price" means, with respect to any redemption of Preferred Shares provided for in this Agreement, the price per share equal to the sum of the Liquidation Preference per share plus an amount equal to all accumulated, accrued and unpaid dividends to the date fixed for such redemption.

      "Representatives" has the meaning given such term in Section 6.3.

      "Rejecting Holder" has the meaning given such term in Section 5.1(a).

      "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or group of Persons on an arm's-length basis other than an Affiliate of any Sponsor, pursuant to which such party or parties (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the voting stock of the Company or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, however, that in no event shall a Sale of the Company be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries or (ii) contributing stock to entities controlled by the Company.

      "Sale Notice" has the meaning given such term in Section 3.2(a).

      "SCMS" has the meaning given such term in Section 2.4.

      "SCMS Claim" has the meaning given such term in Section 2.4.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as the same have been or may be amended from time to time.

      "Selling Holder" has the meaning given such term in Section 3.2(a).

      "Shares" means, collectively, the Common Shares and the Preferred Shares.

      "SIP" has the meaning set forth in the preamble.

      "Sponsors" has the meaning set forth in the preamble.

      "Sponsor Shares" means Shares held by the Sponsors.

      "Stockholder(s)" has the meaning set forth in the preamble.

      "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient shares to elect directors having a majority of the voting power of the board of directors of such corporation.

      "Tag-Along Notice" has the meaning given such term in Section 3.2(a).

      "THL" has the meaning set forth in the preamble.

      "THL Directors" has the meaning given such term in Section 2.1(a).

      "Transfer" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

      "Transferee" means any Person to whom a Stockholder may Transfer Shares.

      8.2 Legends.

      (a) Each certificate or instrument evidencing Shares and each certificate or instrument issued in exchange for or upon the Transfer of any such Shares (if such Shares remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE CONSTITUTE SHARES UNDER A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 31, 2006 AMONG THE ISSUER OF SUCH SHARES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

      (b) Each instrument or certificate evidencing Shares and each instrument or certificate issued in exchange or upon the Transfer of any Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT)."

      (c) Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Shares, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

      8.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      8.4 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      8.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns. Other than as expressly set forth herein or with the prior written consent of each of THL, Evercore and FNF, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto to any Transferee; provided, however, that the consent of any such Stockholder shall not be required when such Stockholder, together with its respective Affiliates, ceases to own at least 8% of the outstanding Common Shares. Any Person acquiring Shares that is required or permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute a joinder or counterpart to this Agreement agreeing to the obligations of the transferring Stockholder. Upon such Transfer and such execution and delivery, the Transferee acquiring Transferred Shares shall be bound by, and entitled to the benefits of, this Agreement in the same manner as the transferring Stockholder is with respect to the Shares purchased; provided that no Transferee of FNF or a Sponsor (other than a Permitted Transferee) shall be entitled to any of the director designation rights under Section 2.1, the approval rights under Section 2.2(a), the rights of an Initiating Stockholder under Article IV, or, unless such Transferee is obligated or reasonably deems it necessary to qualify the Shares as a venture capital investment (as defined in Department of Labor Regulation CFR Section 2510.3-101), the rights under Article VI.

      8.6 Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      8.7 Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      8.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either sent by facsimile (receipt confirmed), personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed), delivered personally, 5 days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Notices to the Company will be sent to:

      Fidelity Sedgwick Holdings, Inc.
      601 Riverside Avenue
      Jacksonville, FL 32204
      Attention: Christopher Rose, Associate General Counsel, Mergers and Acquisitions and Corporate Finance Group
      Facsimile:  (904) 357-1026

      with copies to:

      Leboeuf, Lamb, Greene and MacRae LLP
      125 West 55th Street
      New York, NY 10019
      Attention: Robert S. Rachofsky
      Facsimile: (212) 649-9479

      Thomas H. Lee Partners, L.P.
      100 Federal Street
      Boston, MA 02110
      Attention: Thomas M. Hagerty and Scott Jaeckel
      Facsimile: (617) 227-5514

      Weil, Gotshal & Manges LLP
      100 Federal Street
      Boston, MA  02110
      Attention: James Westra, Esq.
                 Marilyn French, Esq.
      Facsimile: (617) 772-8333

      Notices to FSC will be sent to:

      Fidelity Sedgwick Corporation
      601 Riverside Avenue
      Jacksonville, FL 32204
      Attention: Christopher Rose, Associate General Counsel, Mergers and Acquisitions and Corporate Finance Group
      Facsimile: (904) 357-1026

      with copies to:

      Leboeuf, Lamb, Greene and MacRae LLP
      125 West 55th Street
      New York, NY 10019
      Attention: Robert S. Rachofsky
      Facsimile: (212) 649-9479

      Thomas H. Lee Partners, L.P.
      100 Federal Street
      Boston, MA 02110
      Attention:  Thomas M. Hagerty and Scott Jaeckel
      Facsimile:  (617) 227-5514

      Weil, Gotshal & Manges LLP
      100 Federal Street
      Boston, MA 02110
      Attention: James Westra, Esq.
                 Marilyn French, Esq.
      Facsimile: (617) 772-8333

      Notices to FNF will be sent to:

      Fidelity National Financial, Inc.
      601 Riverside Avenue
      Jacksonville, FL 32204
      Attention: Christopher Rose, Associate General Counsel, Mergers and Acquisitions and Corporate Finance Group
      Facsimile: (904) 357-1026

      with a copy to:

      Leboeuf, Lamb, Greene and MacRae LLP
      125 West 55th Street
      New York, NY 10019
      Attention: Robert S. Rachofsky
      Facsimile: (212) 649-9479

      Notices to any other Stockholder will be sent to the address set forth with such Stockholder's name on Exhibit A attached hereto, with a copy to:

      Weil, Gotshal & Manges LLP
      100 Federal Street
      Boston, MA  02110
      Attention: James Westra, Esq.
                 Marilyn French, Esq.
      Facsimile: (617) 772-8333

      and, if to Evercore, with a copy to:

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, NY 10017
      Attention: Alan Schwartz
      Facsimile: (212) 455-2502

      8.9 Governing Law. The Delaware General Corporation Law shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York, NY over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

      8.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                            [SIGNATURE PAGES FOLLOW]

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                        FIDELITY SEDGWICK HOLDINGS, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        FIDELITY SEDGWICK CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        FIDELITY NATIONAL FINANCIAL, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                                        THL EQUITY FUND V BRIDGE CORP.

                                        By: ____________________________________
                                            Name: Charles P. Holden
                                            Title: Vice President and Treasurer

                                        THL PARALLEL FUND V BRIDGE CORP.

                                        By: ____________________________________
                                            Name: Charles P. Holden
                                            Title: Vice President and Treasurer

                                        THL CAYMAN FUND V BRIDGE CORP.

                                        By: ____________________________________
                                            Name: Charles P. Holden
                                            Title: Vice President and Treasurer

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                                        THOMAS H. LEE INVESTORS LIMITED
                                        PARTNERSHIP

                                        By: THL Investment Management Corp.,
                                            its general partner

                                        By: ____________________________________
                                            Name: Thomas H. Lee
                                            Title: Chief Executive Officer

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                                        PUTNAM INVESTMENTS EMPLOYEES'
                                        SECURITIES COMPANY I LLC

                                        By: Putnam Investments Holdings, LLC,
                                            its managing member

                                        By: Putnam Investment, LLC, its managing
                                            member

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        PUTNAM INVESTMENTS EMPLOYEES' SECURITIES
                                        COMPANY II LLC

                                        By: Putnam Investment Holdings, LLC,
                                            its managing member

                                        By: Putnam Investments, LLC, its
                                            managing member

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        PUTNAM INVESTMENT HOLDINGS, LLC

                                        By: Putnam Investments, LLC, its
                                            managing member

                                        By: ____________________________________
                                            Name:
                                            Title:

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                                        EVERCORE CAPITAL PARTNERS II L.P.

                                        By: Evercore Partners II L.L.C., its
                                        General Partner

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        EVERCORE CO-INVESTMENT PARTNERSHIP
                                        II L.P.

                                        By: Evercore Co-Investment GP II L.L.C.,
                                        its General Partner

                                        By: Evercore Partners II L.L.C., its
                                        Managing Member

                                        By: ____________________________________
                                            Name:
                                            Title:

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                                        ________________________________________
                                        David North, individually

                                    EXHIBIT A

Thomas H. Lee Partners, L.P.
100 Federal Street
Boston, MA 02110
Attention: Thomas M. Hagerty and Scott Jaeckel
Facsimile: (617) 227-5514

Evercore Partners
55 East 52nd Street, 43rd Floor
New York, NY 10055
Attn:  Neeraj Mital
Telephone: (212) 857-3197
Facsimile: (212) 857-3152